UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2013

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 15, 2012 CleanTech Innovations, Inc. suspended reporting under the Exchange Act of 1944, as amended, after evaluating the benefits to U.S. shareholders in light of the ongoing costs of such reporting.  The company had sought to become a NASDAQ listed company in order to facilitate access to capital, develop a substantial institutional and retail investor base and access a liquid, fair and orderly marketplace for its securities.  When the company’s common stock was delisted in 2011 pursuant to a decision by NASDAQ Listing Qualifications, the company appealed the decision to the Securities and Exchange Commission which was found in favor of the company on July, 11, 2013.  The company is filing this report on Form 8-K with the Commission in an effort to comply with the listing standards of the NASDAQ Stock Market and relist its common stock thereon.

Item 1.02 Entry into a Material Definitive Agreement.

On August 17, 2013 CleanTech Innovations, Inc., or the “Company,” entered into a promissory note with NYGG(Asia) for a line of credit of up to $10 million. The loan amount will be disbursed from time to time as directed in writing by the lender as advances to the Company to pay expenses that are approved by the lender. The applicable interest rate for this line of credit is 3% during the first six months following each advance, and 0% thereafter, to be paid on the first day of each month. The promissory note carries a default interest rate of 24% per annum.

The foregoing summary of the promissory note does not purport to be complete and is qualified in its entirety by reference to the full text of the promissory note executed by the Company which is attached hereto as Exhibit 10.29.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement.

On December 13, 2010, the Company entered into a loan with NYGG(Asia) for $10 million. The loan bore interest of 10% payable in advance at the beginning of each quarter with a maturity of March 1, 2012. The loan was amended to mature on March 1, 2013, and to decrease the interest rate to 8.5%, effective March 1, 2012, payable quarterly in advance. The Company defaulted on the loan on March 1, 2013. The Company will accrued interest, from the date of the default, at the lesser of 24% or the maximum permissible legal amount.  After August 13, 2013, the interest rate on the $10 million loan will be 8.5%.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.29	$10,000,000 Promissory Note of CleanTech Innovations, Inc. to NYGG (Asia), dated August 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC. (Registrant)

Date: January 8, 2014	By: /s/ Bei Lv
Name: Bei Lv
Title: Chief Executive Officer